Consent of Independent Certified Public Accountant

         I consent to the use in this Registration Statement on Form SB-2 of my reports dated February 11, 2002 and August 9, 2001, relating to the financial statements of Acquirestuff.com, Inc., SEC File No. 333-69310, and to the reference to my firm under the caption "Experts" in the Prospectus.

                                    /s/ Quintanilla
                                    --------------------------------
                                    A Professional Accountancy Corporation
                                    Irvine, California

                                    October 24, 2002